Exhibit 10.3

LOAN AGREEMENT

THIS LOAN AGREEMENT (this “Agreement”) is made as of December 6, 2011, between MM PEACHTREE HOLDINGS, LP, a Delaware limited partnership (“Borrower”) and CARTER/VALIDUS OPERATING PARTNERSHIP, LP, a Delaware limited partnership (“Lender”).

WITNESSETH

WHEREAS, Borrower, indirectly through subsidiary limited liability companies, holds an interest is the fee title to certain property, together with improvements, located at 180 Peachtree Street, Atlanta, Georgia (collectively, the “Property”);

WHEREAS, Borrower, indirectly through its subsidiary limited liability companies, will be the borrower under a mortgage loan issued by German American Capital Corporation (together with its affiliates, and together with the lender(s) of any successor Mortgage Loans that are secured by the Property, the “Mortgage Lender”), in the aggregate approximate original principal amount of $55,000,000 (together with any refinancing of such loan and any other loans that are secured by the Property, the “Mortgage Loan”);

WHEREAS, in addition to the Mortgage Loan, Borrower desires to obtain additional financing to assist in connection with its acquisition and improvement of the Property;

WHEREAS, in accordance with the Partnership Agreement, Lender or an affiliate thereof is required to provide certain funds to the Borrower;

WHEREAS, Lender has agreed to fund, from time to time, the amounts required to be funded by Lender to the Borrower, as a loan to Borrower (the “Loan”), which Loan, together with interest thereon, shall be evidenced by and payable in accordance with the provisions of the promissory note issued by Borrower, as maker, to Lender, as holder (the “Note”, and together with this Agreement, the “Loan Documents”) in the original principal amount of up to $517,716 (the “Loan Amount” and together with interest and all other sums which may or shall become due under the Note or this Agreement or the other Loan Documents being hereinafter collectively referred to as the “Debt”); and

WHEREAS, Lender is willing to make the Loan to Borrower only if Borrower observes and performs of all of the terms, covenants and provisions of the Note and the other Loan Documents on the part of Borrower to be observed and performed in the manner hereinafter set forth.

NOW, THEREFORE, in consideration of the making of the Loan and other good and valuable consideration, the receipt of which is hereby acknowledged, Borrower hereby represents and warrants to and covenants and agrees with Lender as follows:

1. DEFINITIONS

1.1 Defined Terms. Capitalized terms used herein that are not otherwise defined shall have the respective meanings ascribed thereto in the definitions list on Exhibit A attached hereto.

All references to sections and schedules are to sections and schedules in or to this Agreement unless otherwise specified.

2. REPRESENTATIONS, COVENANTS AND

WARRANTIES OF BORROWER

2.1 Representations of Borrower. Borrower represents and warrants to Lender:

2.2 Existence. Borrower (i) is a limited partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, (ii) has all requisite power and authority and all necessary licenses and permits to enter into the transactions contemplated by the Note and this Agreement and to carry on its business as now conducted and as presently proposed to be conducted and (iii) is duly qualified, authorized to do business and in good standing in each jurisdiction where the conduct of its business or the nature of its activities makes such qualification necessary.

2.2.1 Power. Borrower has full power and authority to execute, deliver and perform, as applicable, the Loan Documents to which it is a party, to make the borrowings thereunder, and to execute and deliver the Note.

2.2.2 Authorization of Borrower. The execution, delivery and performance of the Loan Documents to which Borrower is a party, the making of the borrowings thereunder, the execution and delivery of the Note, and the consummation of the Loan are within the powers of Borrower and have been duly authorized by Borrower and will constitute the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with their terms, except as enforcement may be stayed or limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (whether considered in proceedings at law or in equity) and will not (i) violate any provision of its Organizational Documents, or, to its knowledge, any law, judgment, order, rule or regulation of any court, arbitration panel or other Governmental Authority, domestic or foreign, or other Person affecting or binding upon Borrower, or (ii) violate any provision of any indenture, agreement, mortgage, deed of trust, contract or other instrument to which Borrower is a party or by which any of its respective property, assets or revenues are bound, or be in conflict with, result in an acceleration of any obligation or a breach of or constitute (with notice or lapse of time or both) a default or require any payment or prepayment under, any such indenture, agreement, mortgage, deed of trust, contract or other instrument, or (iii) result in the creation or imposition of any lien.

2.2.3 Consent. Borrower is not required to obtain any consent, approval or authorization from, or to file any declaration or statement with, any Governmental Authority or other agency in connection with or as a condition to the execution, delivery or performance of this Agreement, the Note or the other Loan Documents which has not been so obtained or filed.

2.2.4 Interest Rate. The rate of interest paid under the Note and the method and manner of the calculation thereof do not violate any usury or other law or applicable Legal Requirement.

2.2.5 Other Agreements. Borrower is not a party to or otherwise bound by any agreements or instruments which, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect. Borrower is not in violation of its organizational documents or other restriction or any agreement or instrument by which it is bound, or any judgment, decree, writ, injunction, order or award of any arbitrator, court or Governmental Authority, or any Legal Requirement, in each case, applicable to Borrower, except for such violations that would not, individually or in the aggregate, have a Material Adverse Effect.

2.2.6 No Default. No Default or Event of Default has occurred and is continuing or would occur as a result of the consummation of the transactions contemplated by the Loan Documents. Borrower is not in default in the payment or performance of any of its Contractual Obligations in any respect.

2.2.7 Governmental Consents and Approvals. Borrower is not required to obtain any (i) consents, approvals and authorizations, and registrations and filings of or with Governmental Authorities and (ii) consents, approvals, waivers and notifications of partners, stockholders, members, creditors, lessors and other nongovernmental Persons, in each case, in connection with the execution and delivery of, and the performance by Borrower of its obligations under, the Loan Documents.

2.2.8 Investment Company Act Status, etc. Borrower is not (i) an “investment company,” or a company “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended, (ii) a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” of either a “holding company” or a “subsidiary company” within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (iii) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

2.2.9 Compliance with Law. Borrower is and shall remain in compliance in all material respects with all Legal Requirements to which it is subject, including, without limitation, ERISA.

2.2.10 Transaction Brokerage Fees. There are no brokerage fees, commissions and other expenses payable to financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by the Loan Documents. Borrower hereby agrees to indemnify and hold Lender harmless for, from and against any and all claims, liabilities, costs and expenses of any kind in any way relating to or arising from (i) a claim by any Person that such Person acted on behalf of Borrower in connection with the transactions contemplated herein or (ii) any breach of the foregoing representation. The provisions of this subsection 2.2.10 shall survive the repayment of the Loan.

2.2.11 Federal Reserve Regulations. No part of the proceeds of the Loan will be used for the purpose of “purchasing” or “carrying” any “margin stock” within the meaning of Regulations T, U or X of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulations T, U or X or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements or by the terms and conditions of the Loan Documents.

2.2.12 Pending Litigation. There are no actions, suits or proceedings pending or, to the best knowledge of Borrower, threatened against or affecting Borrower in any court or before any Governmental Authority which if adversely determined either individually or collectively has or is reasonably likely to have a Material Adverse Effect.

2.2.13 Solvency; No Bankruptcy. Borrower (i) is and has at all times been Solvent and will remain Solvent immediately upon the consummation of the transactions contemplated by the Loan Documents and (ii) is free from bankruptcy, reorganization or arrangement proceedings or a general assignment for the benefit of creditors and is not contemplating the filing of a petition under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of such Person’s assets or property and Borrower has no knowledge of any Person contemplating the filing of any such petition against it. None of the transactions contemplated hereby will be or have been made with an intent to hinder, delay or defraud any present or future creditors of Borrower and Borrower has received reasonably equivalent value in exchange for its obligations under the Loan Documents. Borrower’s assets do not, and immediately upon consummation of the transaction contemplated in the Loan Documents will not, constitute unreasonably small capital to carry out its business as presently conducted or as proposed to be conducted. Borrower does not intend to, nor believe that it will, incur debts and liabilities beyond its ability to pay such debts as they may mature.

2.2.14 Use of Proceeds. The proceeds of the Loan shall be applied by Borrower to, inter alia, to acquire and improve the Property and to pay certain transaction costs incurred by Borrower in connection with the Loan. No portion of the proceeds of the Loan will be used for family, personal, agricultural or household use.

2.2.15 Tax Filings. Borrower, as a newly organized legal entity, has not yet been required to file any federal, state and local tax returns required to be filed and has not yet been required to pay or make adequate provision for the payment of all federal, state and local taxes, charges and assessments payable by Borrower.

2.2.16 Not Foreign Person. Borrower is not a “foreign person” within the meaning of §1445(f)(3) of the Code.

2.2.17 ERISA.

(i) The assets of Borrower are not and will not become treated as “plan assets”, whether by operation of law or under regulations promulgated under ERISA. Each Plan and Welfare Plan, and, to the knowledge of Borrower, each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, its terms and the applicable provisions of ERISA, the Code and any other applicable Legal Requirement, and no event or condition has occurred and is continuing as to which Borrower would be under an obligation to furnish a report to Lender under clause (ii)(A) of this Section. Other than an application for a favorable determination letter with respect to a Plan, there are no pending issues or claims before the Internal Revenue Service, the United States Department of Labor or any court of competent jurisdiction related to any Plan or Welfare Plan under which Borrower or any ERISA Affiliate, directly or indirectly (through an indemnification agreement or otherwise), could be subject to any material risk of liability under Section 409 or 502(i) of ERISA or Section 4975 of the Code. No Welfare Plan provides or will provide benefits, including, without limitation, death or medical benefits (whether or not insured) with respect to any current or former employee of Borrower or any ERISA Affiliate beyond his or her retirement or other termination of service other than (A) coverage mandated by applicable law, (B) death or disability benefits that have been fully provided for by fully paid up insurance or (C) severance benefits.

2.2.17.1 (ii) Borrower will furnish to Lender as soon as possible, and in any event within ten (10) days after Borrower knows or has reason to believe that any of the events or conditions specified below with respect to any Plan, Welfare Plan or Multiemployer Plan has occurred or exists, an Officer’s Certificate setting forth details respecting such event or condition and the action, if any, that Borrower or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC (or any other relevant Governmental Authority) by Borrower or an ERISA Affiliate with respect to such event or condition, if such report or notice is required to be filed with the PBGC or any other relevant Governmental Authority:

(a) any reportable event, as defined in Section 4043 of ERISA and the regulations issued thereunder, with respect to a Plan, as to which PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within thirty (30) days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA, including, without limitation, the failure to make on or before its due date a required installment under Section 412(m) of the Code and of Section 302(e) of ERISA, shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the Code), and any request for a waiver under Section 412(d) of the Code for any Plan;

(b) the distribution under Section 4041 of ERISA of a notice of intent to terminate any Plan or any action taken by Borrower or an ERISA Affiliate to terminate any Plan;

(c) the institution by PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by Borrower or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

(d) the complete or partial withdrawal from a Multiemployer Plan by Borrower or any ERISA Affiliate that results in liability under Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt by Borrower or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA;

(e) the institution of a proceeding by a fiduciary of any Multiemployer Plan against Borrower or any ERISA Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within thirty (30) days;

(f) the adoption of an amendment to any Plan that, pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA, would result in the loss of tax-exempt status of the trust of which such Plan is a part if Borrower or an ERISA Affiliate fails to timely provide security to the Plan in accordance with the provisions of said Sections; or

(g) the imposition of a lien or a security interest in connection with a Plan.

2.2.17.2 (iii) Borrower shall not knowingly engage in or permit any transaction in connection with which Borrower or any ERISA Affiliate could be subject to either a civil penalty or tax assessed pursuant to Section 502(i) or 502(l) of ERISA or Section 4975 of the Code, permit any Welfare Plan to provide benefits, including without limitation, medical benefits (whether or not insured), with respect to any current or former employee of Borrower or any ERISA Affiliate beyond his or her retirement or other termination of service other than (A) coverage mandated by applicable law, (B) death or disability benefits that have been fully provided for by paid up insurance or otherwise or (C) severance benefits, permit the assets of Borrower to become “plan assets”, whether by operation of law or under regulations promulgated under ERISA or adopt, amend (except as may be required by applicable law) or increase the amount of any benefit or amount payable under, or permit any ERISA Affiliate to adopt, amend (except as may be required by applicable law) or increase the amount of any benefit or amount payable under, any employee benefit plan (including, without limitation, any employee welfare benefit plan) or other plan, policy or arrangement, except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits expense to Borrower or any ERISA Affiliate.

2.2.18 Labor Matters. Borrower is not a party to any collective bargaining agreements and has no employees.

2.2.19 Borrower’s Legal Status. Borrower’s exact legal name that is indicated on the signature page hereto, organizational identification number and place of business or, if more than one, its chief executive office, as well as Borrower’s mailing address, if different, which were identified by Borrower to Lender and contained in this Agreement, are true, accurate and complete. Borrower will not change its name, its place of business or, if more than one place of business, its chief executive office, or its mailing address or organizational identification number if it has one without giving Lender at least thirty (30) days prior written notice of such change, if Borrower does not have an organizational identification number and later obtains one, Borrower shall promptly notify Lender of such organizational identification number and Borrower will not change its type of organization, jurisdiction of organization or other legal structure.

2.2.20 Title. Borrower’s wholly owned subsidiary limited liability companies are the record and beneficial owners of, and have good and marketable title to, the Property, subject to the Mortgage Loan.

2.2.21 Securities Laws. The transactions contemplated by this Agreement do not violate and do not require that any filing, registration or other act be taken with respect to any and all laws pertaining to the registration or transfer of securities, including without limitation the Securities Act of 1933, as amended, and the Securities and Exchange Act of 1934, as amended, and any and all rules and regulations promulgated thereunder (collectively, the “Securities Laws”), as such laws are amended and in effect from time to time. Borrower shall at all times comply with the Securities Laws as the same pertain to all or any portion of the Collateral or any of the transactions contemplated by this Agreement. Lender agrees not to take any action with respect to the Loan that, without the consent of Borrower, requires Borrower to file a registration statement with the Security Exchange Commission or apply to qualify a sale of a security under the securities laws of any state.

2.2.22 Ownership Structure. The ownership chart attached hereto as Schedule A is true, correct and complete as of the date hereof. Except as set forth on Schedule A, no other Person has any direct or indirect interest in Borrower.

2.2.23 Operating Company Status. Borrower qualifies as an “operating company,” as such term is defined in the regulation issued by the U.S. Department of Labor known as the “plan assets regulation,” 29 C.F.R. §2510.3-101 and, as long as the Loan is outstanding, Borrower will remain at all times an operating company, as so defined.

2.2.24 Compliance with Anti-Terrorism, Embargo and Anti-Money Laundering Laws. (i) No Person who owns any equity interest in or Controls Borrower currently is identified on the OFAC List or otherwise qualifies as a Prohibited Person, and Borrower has implemented procedures to ensure that no Person who now or hereafter owns an equity interest in Borrower is a Prohibited Person or Controlled by a Prohibited Person, (ii) no proceeds of the Loan will be used to fund any operations in, finance any investments or activities in or make any payments to, Prohibited Persons, and (iii) Borrower is not in violation of any Legal Requirements relating to anti-money laundering or anti-terrorism, including, without limitation, Legal Requirements related to transacting business with Prohibited Persons or the requirements of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, U.S. Public Law 107-56, and the related regulations issued thereunder, including temporary regulations, all as amended from time to time.

2.2.25 Further Acts, Etc. Borrower will, at the cost of Borrower, and without expense to Lender, do, execute, acknowledge and deliver all and every such further acts, deeds, notices, and assurances as Lender shall, from time to time, reasonably require for better confirming unto Lender the rights hereby given, granted, bargained and confirmed or which Borrower may be or may hereafter become bound to confirm to Lender, or for carrying out or facilitating the performance of the terms of this Agreement

2.2.26 Cost of Defending and Upholding Loan. If any action or proceeding is commenced other than by Borrower to which Lender is made a party relating to the Loan

Documents or Lender’s interest therein, Borrower shall, on demand, reimburse Lender for all expenses (including, without limitation, reasonable attorneys’ fees and disbursements) incurred by Lender in connection therewith, and such sum, together with interest thereon at the Default Rate from and after such demand until fully paid, shall constitute a part of the Loan.

2.2.27 Financial Reports. Borrower shall keep accurate and complete books, records and accounts. Borrower shall, within five (5) days after request and at the cost and expense of Lender, deliver to Lender any of such books and records as may be requested by Lender. Lender shall have the right from time to time at all times during normal business hours to examine such books, records and accounts at the office of Borrower or other Person maintaining such books, records and accounts and to make copies or extracts thereof as Lender shall desire. Borrower shall, from time to time, within five (5) days after request and at the cost and expense of Lender, deliver to Lender such information, reports and additional financial information with respect to the financial affairs of Borrower as Lender shall reasonably request. Borrower will furnish Lender with all reports and other periodic information that Borrower is required to provide to its partners under the terms of the Partnership Agreement. At Lender’s request, Borrower shall furnish to Lender an Officer’s Certificate certifying as of the date thereof (i) that the annual financial statements accurately represent the results of operations and financial condition of Borrower, and (ii) whether there exists an event or circumstance which constitutes, or which upon notice or lapse of time or both would constitute, a Default under the Note or any other Loan Document executed and delivered by Borrower, and if such event or circumstance exists, the nature thereof, the period of time it has existed and the action then being taken to remedy such event or circumstance. Borrower shall at all times while the Mortgage Loan is outstanding, deliver to Lender a copy of all financial statements, reports, books, records and accounts required to be delivered to Mortgage Lender pursuant to the terms of the Mortgage Loan Documents within the time frames set forth in the Mortgage Loan Documents for the delivery of such financial statements, reports, books, records and accounts (and, with each monthly statement of revenues and expenses delivered or required to be delivered under the Mortgage Loan Documents, a comparison of such revenues and expenses to the Annual Budget). Borrower shall furnish to Lender, within thirty (30) days after Lender’s request therefor such further detailed information with respect to the operation of the Property and the financial affairs of Borrower as may be reasonably requested by Lender.

2.2.28 Litigation. Borrower will give prompt written notice to Lender of any litigation or governmental proceedings pending or threatened (in writing) against Borrower which might have a Material Adverse Effect and of any claim, option, lien or encumbrance upon or against all or a portion of the “Partnership Interests” (hereafter defined) or the Property.

2.2.29 Transfers, Etc. Borrower shall not, without the prior consent of Lender, in any manner allow a Transfer (as defined in the Mortgage Loan Documents) that is prohibited by the Mortgage Loan Documents to occur or enter into any agreement which expressly restricts Borrower from making amendments, modifications or waivers to the Loan Documents. Without the express prior written consent of Lender, Borrower shall not enter into any consensual sale or other similar transaction with respect to the Property or the equity interest in Borrower (“Partnership Interests”) or impair or otherwise adversely affect the Partnership Interests or Property or any portion thereof or any interest therein unless concurrently with such Transfer the full amount of the proceeds received by Borrower, to the extent of the Loan, shall be paid to Lender in repayment of the Loan.

2.2.30 Sums Held In Trust. To the extent Borrower receives any sums it is not otherwise entitled to receive pursuant to the terms of this Agreement, Borrower shall hold all such sums sufficient to discharge all sums due or to become due on the Debt, in trust for use in payment of the Debt.

2.2.31 Notification of Defaults. To the extent that Borrower becomes aware of same, Borrower shall promptly notify Lender of the occurrence of any event, which but for the passage of time or the giving of notice or both, would constitute a default under the Mortgage Loan.

2.2.32 Compliance With Mortgage Loan Documents. To the extent that such matters are within the control of Borrower pursuant to the terms of the organizational documents of Borrower and applicable laws, Borrower shall comply with all of the terms, covenants and conditions set forth in the Mortgage Loan Documents.

2.2.33 Confirmation of Loan Documents, Etc.

2.2.33.1 After request by Lender, Borrower, within fifteen (15) days and at its expense, will furnish to Lender a statement, duly acknowledged and certified, setting forth with respect to this Agreement or the Mortgage Loan, as applicable, (i) the amount of the original principal amount, and the unpaid principal amount, (ii) the rate of interest, (iii) the date payments of interest and/or principal were last paid, (iv) any offsets or defenses to payment, and if any are alleged, the nature thereof, (v) that no modifications have taken place, or if modified, giving particulars of such modification and (vi) that there has occurred and is then continuing no Default or if such Default exists, the nature thereof, the period of time it has existed, and the action being taken to remedy such Default.

2.2.33.2 Within fifteen (15) days after written request by Borrower, Lender shall furnish to Borrower a written statement confirming the Principal Amount of the Loan, the maturity date of the Note and the date to which interest has been paid.

2.3 Corporate Actions. Without the prior written consent of Lender, Borrower will not:

2.3.1 merge into or merge or consolidate with any corporation, partnership or limited liability company or entity or cause itself to dissolve or liquidate its assets; or

2.3.2 enter into, or cause or permit any affiliate to enter into, (x) any transaction with a Person or entity affiliated with or related to itself, except upon arms-length terms and conditions, or (y) any transaction which is motivated by an intent to evade this Agreement. Without limiting the foregoing, Lender hereby acknowledges and consents to the execution by subsidiaries of Borrower of a Property Management Agreement with Carter Validus Real Estate Management, LLC, an affiliate of Borrower’s general partner.

2.4 Conduct of Operations. Borrower shall conduct its operations and manage, protect and preserve its assets and act in a commercially reasonable manner to preserve the value of the Property.

2.5 Purchase of Mortgage Loan, Etc. Neither Borrower nor any Affiliate thereof or any other Person acting upon their direction or request shall, directly or indirectly, acquire or agree to acquire, obtain, purchase or control the Mortgage Loan, or any portion thereof or any interest therein, or any direct or indirect ownership interest in the holder of, or participant in, the Mortgage Loan in any manner whatsoever. If, solely by operation of applicable subrogation law, Borrower or any Affiliate thereof shall be in breach of or fail to comply with the foregoing, then such breach or failure shall not be an Event of Default, provided that Borrower (a) shall immediately upon obtaining knowledge thereof notify Lender of such failure or breach, and (b) shall cause Borrower and Affiliates thereof acquiring any interest in the Mortgage Loan Documents (i) not to enforce the Mortgage Loan Documents, and (ii) upon the request of Lender, to the extent any Borrower or such Affiliate has the power or authority to do so, to promptly (A) cancel, reconvey and release its interest in the Mortgage Loan Documents, (B) discontinue and terminate any enforcement proceeding(s) under the Mortgage Loan Documents and (C) collaterally assign and transfer its interest in the Mortgage Loan Documents to Lender.

2.6 Payment of Impositions. Borrower shall pay and discharge all taxes now or hereafter imposed on it, or its income or profits, on any of its property or upon the liens provided for herein prior to the date on which penalties attach thereto; provided that Borrower shall have the right to contest the validity or amount of any such tax in good faith and by proper proceedings. Borrower shall promptly pay any valid, final judgment enforcing any such tax and cause the same to be satisfied of record.

3. EVENTS OF DEFAULT/REMEDIES

3.1 Events of Default. The Loan shall become immediately due at the option of Lender upon any one or more of the following events (“Event of Default”):

3.1.1 if the final payment due under the Note shall not be paid on Maturity;

3.1.2 if any payment of interest and/or principal due under the Note shall not be fully paid within five (5) days after the Lender delivers written notice to the Borrower that the same is due and payable thereunder or hereunder;

3.1.3 if payment of any sum required to be paid pursuant to the Note, this Agreement or any other Loan Document shall not be paid within five (5) days after Lender delivers written notice to Borrower that same is due and payable thereunder or hereunder;

3.1.4 if Borrower shall institute or cause to be instituted any proceeding for the termination or dissolution of Borrower;

3.1.5 if a default beyond applicable notice and grace periods shall occur under any of the Mortgage Loan Documents, or any other event or condition shall exist, if the effect of such event or condition is the acceleration of the maturity of any portion of the Mortgage Loan;

3.1.6 if any breach of any representation or warranty of Borrower made herein or in any other Loan Document or in any certificate, report, financial statement or other instrument or agreement furnished to Lender causes or is reasonably likely to cause a Material Adverse Effect;

3.1.7 if Borrower shall make an assignment for the benefit of creditors or shall admit in writing its inability to pay its debts generally as they become due;

3.1.8 if a receiver, liquidator or trustee of Borrower shall be appointed or if Borrower shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Borrower or if any proceeding for the dissolution or liquidation of Borrower shall be instituted; however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Borrower, upon the same not being discharged, stayed or dismissed within sixty (60) days or if Borrower shall generally not be paying its debts as they become due;

3.1.9 if Borrower consummates a transaction which would cause this Agreement or Lender’s rights under this Agreement, the Note or any other Loan Document to constitute a non-exempt prohibited transaction under ERISA or result in a violation of a state statute regulating government plans subjecting Lender to liability for a violation of ERISA or a state statute;

3.1.10 if a default beyond applicable notice and grace periods shall occur under any agreement executed by Borrower or any Affiliate of Borrower, in connection with the Debt; or

3.1.11 if a default shall occur under any of the other terms, covenants or conditions of the Note, this Agreement or any other Loan Document, other than as set forth above, for ten (10) days after notice from Lender in the case of any default which can be cured by the payment of a sum of money, or for thirty (30) days after notice from Lender in the case of any other default or an additional ninety (90) days if Borrower is diligently and continuously effectuating a cure of a curable non-monetary default, other than as set forth above.

3.2 Remedies. 3.2.1 Upon the occurrence and during the continuance of any Event of Default, Lender may, in addition to any other rights or remedies available to it hereunder or under any other Loan Document, at law or in equity, take such action, without notice or demand, as it reasonably deems advisable to protect and enforce its rights against Borrower, including, but not limited to, the following actions, each of which may be pursued singly, concurrently or otherwise, at such time and in such order as Lender may determine, in its sole discretion, without impairing or otherwise affecting any other rights and remedies of Lender hereunder, at law or in equity: (i) declare all or any portion of the unpaid Loan to be immediately due and payable; provided, however, that upon the occurrence of any of the events specified in Section 3.1.1, the entire Loan will be immediately due and payable without notice or demand or any other declaration of the amounts due and payable; or (ii) take such other action as may be allowed pursuant to Legal Requirements, at law or in equity, for the enforcement of this Agreement; or (iii) pursue any or all such other rights or remedies as Lender may have under applicable law or in equity; provided, however, that the provisions of this Section shall not be construed to extend or modify any of the notice requirements or grace periods provided for hereunder or under any of the other Loan Documents. Notwithstanding the foregoing, unless and until the obligations of Borrower under the Mortgage Loan Documents have been satisfied in full, Lender shall not pursue any of its rights or remedies hereunder (A) following or during the continuance of an event of default under the Mortgage Loan Documents, or (B) at any time, if the exercise of any such rights or remedies would constitute or result in an event of default under such Mortgage Loan Documents. For avoidance of doubt, the Loan is unsecured, and Lender has no recourse against the Property.

3.2.2 The rights of Lender hereunder shall not be conditioned or contingent upon the pursuit by Lender of any other right or remedy against Borrower or against any other Person which may be or become liable in respect of all or any part of the Debt or against any other collateral security therefor, guarantee thereof or right of offset with respect thereto. Neither Lender nor any of its nominees or designees shall be liable for any failure to demand, collect or realize upon all or any part of the Debt or for any delay in doing so.

3.3 Authorization. Borrower authorizes Lender without notice or demand and without affecting its liability under this Agreement or under the Note to release or substitute Borrower.

3.4 Rights and Remedies Continue. Until the Debt shall have been paid in full, all rights, powers and remedies granted to Lender under this Agreement shall continue to exist and may be exercised by Lender at any time and from time to time irrespective of the fact that the Debt or any part thereof may have become barred by any statute of limitations or that the liability of Borrower therefor may have ceased.

3.5 Right to Terminate Proceedings. Lender may terminate or rescind any proceeding or other action brought in connection with its exercise of the remedies provided herein at any time before the conclusion thereof, as determined in Lender’s sole discretion and without prejudice to Lender.

3.6 No Waiver or Release. The failure of Lender to exercise any right, remedy or option provided in the Loan Documents shall not be deemed a waiver of such right, remedy or option or of any covenant or obligation contained in the Loan Documents. No acceptance by Lender of any payment after the occurrence of an Event of Default and no payment by Lender of any payment or obligation for which Borrower is liable hereunder shall be deemed to waive or cure any Event of Default. No forbearance on the part of Lender, and no extension of time for the payment of the whole or any portion of the Loan or any other indulgence given by Lender to Borrower or any other Person, shall operate to release the liability of Borrower to pay the Loan. No waiver by Lender shall be effective unless it is in writing and then only to the extent specifically stated.

3.7 No Impairment; No Releases. The interests and rights of Lender under the Loan Documents shall not be impaired by any indulgence, including (a) any renewal, extension or modification which Lender may grant with respect to any of the Loan; (b) any surrender, compromise, release, renewal, extension, exchange or substitution which Lender may grant with respect to the Loan Documents or any portion thereof; or (c) any release or indulgence granted to any maker, endorser, or surety of any of the Loan.

3.7 Interest After Default. If any amount due under the Note, this Agreement or any of the other Loan Documents is not paid within any applicable notice and grace period after same is due, whether such date is the stated due date, any accelerated due date or any other date or at any other time specified under any of the terms hereof or thereof, then, in such event, Borrower shall pay interest on the amount not so paid from and after the date on which such amount first becomes due at the Default Rate; and such interest shall be due and payable at such rate until the earlier of the cure of all Events of Default or the payment of the entire amount due to Lender, whether or not any action shall have been taken or proceeding commenced to recover the same or to foreclose this Agreement. Nothing in this Section or in any other provision of this Agreement shall constitute an extension of the time for payment of the Debt.

3.8 Late Payment Charge. If any portion of the Debt is not paid in full within ten (10) days of the date on which it is due and payable hereunder, Borrower shall pay to Lender an amount equal to five percent (5%) of such unpaid portion of the Debt (“Late Charge”) to defray the expense incurred by Lender in handling and processing such delinquent payment, and such amount shall constitute a part of the Debt.

3.9 Recovery of Sums Required To Be Paid. Lender shall have the right from time to time to take action to recover any sum or sums which constitute a part of the Debt as the same become due and payable hereunder (after the expiration of any grace period or the giving of any notice herein provided, if any), without regard to whether or not the balance of the Debt shall be due, and without prejudice to the right of Lender thereafter to bring an action of foreclosure, or any other action, for a default or defaults by Borrower existing at the time such earlier action was commenced.

4. INDEMNIFICATION

4.1 Indemnification. In addition, and without limitation, to any other provision of this Agreement or any other Loan Document, Borrower shall protect, indemnify and save harmless Lender and its successors and assigns, and each of their agents, employees, officers, directors, stockholders, partners and members (collectively, “Indemnified Parties”) for, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, known or unknown, contingent or otherwise, whether incurred or imposed within or outside the judicial process, including, without limitation, reasonable attorneys’ fees and disbursements imposed upon or incurred by or asserted against any of the Indemnified Parties by reason of ownership of this Agreement. Notwithstanding the foregoing provisions of this Section to the contrary, Borrower shall have no obligation to indemnify the Indemnified Parties pursuant to this Section for liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses relative to the foregoing which result from Lender’s, and its successors’ or assigns’, wilful misconduct or gross negligence. Any amounts payable to Lender by reason of the application of this Section shall constitute a part of the Loan and shall become immediately due and payable and shall bear interest at the Default Rate from the date the liability, obligation, claim, cost or expense is sustained by Lender, as applicable, until paid. The provisions of this Section shall survive the termination of this Agreement whether by repayment of the Loan, assignment or otherwise. In case any action, suit or proceeding is brought against any of the Indemnified Parties for which such parties are entitled to indemnification pursuant to the provisions of this Section, Borrower shall, at Borrower’s expense, resist and defend such action, suit or proceeding or will cause the same to be resisted and defended by counsel at Borrower’s expense for the insurer of the liability or by counsel designated by Borrower (unless reasonably disapproved by Lender promptly after Lender has been notified of such counsel); provided, however, that nothing herein shall compromise the right of Lender (or any other Indemnified Party) to appoint its own counsel at Borrower’s expense for its defense with respect to any action which, in the reasonable opinion of Lender or such other Indemnified Party, as applicable, presents a conflict or potential conflict between Lender or such other Indemnified Party that would make such separate representation advisable. Any Indemnified Party will give Borrower prompt notice after such Indemnified Party obtains actual knowledge of any potential claim by such Indemnified Party for indemnification hereunder. The Indemnified Parties shall not settle or compromise any action, proceeding or claim as to which it is indemnified hereunder without notice to Borrower.

5. PREPAYMENT

5.1 Prepayment. The Debt may be prepaid in whole or in part at any time without any prepayment fee and/or compensation and/or penalty. Upon prepayment, Borrower shall only be required to pay interest accrued thereon – with respect to the relevant prepaid portion – until the date of such prepayment.

6. MISCELLANEOUS

6.1 Notices. Any notice, demand, statement, request or consent made hereunder shall be in writing and delivered personally or sent to the party to whom the notice, demand or request is being made by Federal Express or other nationally recognized overnight delivery service, as follows and shall be deemed given when delivered personally or one (1) Business Day after being deposited with Federal Express or such other nationally recognized delivery service:

If to Lender:	Carter Validus Mission Critical REIT, Inc.
4211 West Boy Scout Blvd., Suite 500
Tampa, Florida 33607

If to Borrower:	MM Peachtree Holdings, LP
c/o Carter Validus Mission Critical REIT, Inc.
4211 West Boy Scout Blvd., Suite 500
Tampa, Florida 33607

or such other address as Borrower or Lender shall hereafter specify by not less than ten (10) days prior written notice as provided herein; provided, however, that notwithstanding any provision of this Section to the contrary, such notice of change of address shall be deemed given only upon actual receipt thereof. Rejection or other refusal to accept or the inability to deliver because of changed addresses of which no notice was given as herein required shall be deemed to be receipt of the notice, demand, statement, request or consent.

6.2 Exhibits Incorporated. The information set forth on the cover hereof, and the Exhibits annexed hereto, are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

6.3 Severable Provisions. If any term, covenant or condition of the Loan Documents including, without limitation, the Note or this Agreement, is held to be invalid, illegal or unenforceable in any respect, such Loan Document shall be construed without such provision.

6.4 Cumulative Rights. The rights, powers and remedies of Lender under this Agreement shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Lender shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision. Lender shall not be limited exclusively to the rights and remedies herein stated but shall be entitled, subject to the terms of this Agreement, to every right and remedy now or hereafter afforded by law.

6.5 Duplicate Originals. This Agreement may be executed in any number of duplicate originals and each such duplicate original shall be deemed to constitute but one and the same instrument.

6.6 Waiver of Notice. Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement specifically and expressly provides for the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable legal requirements permitted to waive the giving of notice.

6.7 Joint and Several Liability. If Borrower consists of more than one Person, the obligations and liabilities of each such Person hereunder shall be joint and several.

6.8 No Oral Change. The terms of this Agreement, together with the terms of the Note and the other Loan Documents constitute the entire understanding and agreement of the parties hereto and supersede all prior agreements, understandings and negotiations between Borrower and Lender with respect to the Loan. This Agreement, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

6.9 WAIVER OF COUNTERCLAIMS, ETC. BORROWER HEREBY WAIVES THE RIGHT TO ASSERT A COUNTERCLAIM, OTHER THAN A COMPULSORY COUNTERCLAIM, IN ANY ACTION OR PROCEEDING BROUGHT AGAINST IT BY LENDER OR ITS AGENTS, AND WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING BROUGHT BY EITHER PARTY HERETO AGAINST THE OTHER OR IN ANY COUNTERCLAIM BORROWER MAY BE PERMITTED TO ASSERT HEREUNDER OR WHICH MAY BE ASSERTED BY LENDER OR ITS AGENTS, AGAINST BORROWER, OR IN ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT OR THE DEBT.

6.10 Headings; Construction of Documents, etc. The headings and captions of various paragraphs of this Agreement are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof. Borrower acknowledges that it was represented by competent counsel in connection with the negotiation and drafting of this Agreement and the other Loan Documents and that neither this Agreement nor the other Loan Documents shall be subject to the principle of construing the meaning against the Person who drafted same.

6.11 Sole Discretion of Lender. Whenever Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide that arrangements or terms are satisfactory or not satisfactory shall be in the sole discretion of Lender and shall be final and conclusive, except as may be otherwise specifically provided herein.

6.12 APPLICABLE LAW. THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA.

6.13 Usury Laws. This Agreement and the Note are subject to the express condition, and it is the expressed intent of the parties, that at no time shall Borrower be obligated or required to pay interest on the principal balance due under the Note at a rate which could subject the holder of the Note to either civil or criminal liability as a result of being in excess of the maximum interest rate which Borrower is permitted by law to contract or agree to pay. If by the terms of this Agreement or the Note, Borrower is at any time required or obligated to pay interest on the principal balance due under the Note at a rate in excess of such maximum rate, such rate of interest shall be deemed to be immediately reduced to such maximum rate and the interest payable shall be computed at such maximum rate and all prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of the principal balance of the Note. No application to the principal balance of the Note pursuant to this Section shall give rise to any requirement to pay any prepayment fee or charge of any kind due hereunder, if any.

6.14 Remedies of Borrower. In the event that a claim or adjudication is made that Lender has acted unreasonably or unreasonably delayed acting in any case where by law or under the Note, this Agreement or the Loan Documents, it has an obligation to act reasonably or promptly, Lender shall not be liable for any monetary damages, and Borrower’s remedies shall be limited to injunctive relief or declaratory judgment.

6.15 Offsets, Counterclaims and Defenses. Any assignee of this Agreement and the Note shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to the Note or this Agreement which Borrower may otherwise have against any assignor of this Agreement and the Note and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon this Agreement or the Note and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.

6.16 Restoration of Rights. In case Lender shall have proceeded to enforce any right under this Agreement and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely, then, in every such case, Borrower and Lender shall be restored to their former positions and rights hereunder.

6.17 Advances. This Agreement shall cover any and all advances made pursuant to the Loan Documents, rearrangements and renewals of the Loan and all extensions in the time of payment thereof, even though such advances, extensions or renewals be evidenced by new promissory notes or other instruments hereafter executed and irrespective of whether filed or recorded. Likewise, the execution of this Agreement shall not impair or affect any other security which may be given to secure the payment of the Loan, and all such additional security shall be considered as cumulative. The taking of additional security, execution of partial releases of the security, or any extension of time of payment of the Loan shall not diminish the force, effect or lien of this Agreement and shall not affect or impair the liability of Borrower and shall not affect or impair the liability of any maker, surety, or endorser for the payment of the Loan.

6.18 Application of Default Rate Not a Waiver. Application of the Default Rate shall not be deemed to constitute a waiver of any Default or Event of Default or any rights or remedies of Lender under this Agreement, any other Loan Document or applicable Legal Requirements, or a consent to any extension of time for the payment or performance of any obligation with respect to which the Default Rate may be invoked.

6.19 Intervening Lien. To the fullest extent permitted by law, any agreement hereafter made pursuant to this Agreement shall be superior to the rights of the holder of any intervening lien.

6.20 No Joint Venture or Partnership. Borrower and Lender intend that the relationship created hereunder be solely that of borrower and lender. Nothing herein is intended to create a joint venture or partnership relationship between Borrower and Lender.

6.21 Time of the Essence. Time shall be of the essence in the performance of all obligations of Borrower hereunder.

6.22 Borrower’s Obligations Absolute. Borrower acknowledges that Lender and/or certain Affiliates of Lender are engaged in the business of financing, owning, operating, leasing, managing, and brokering real estate and in other business ventures which may be viewed as adverse to or competitive with the business, prospect, profits, operations or condition (financial or otherwise) of Borrower. Except as set forth to the contrary in the Loan Documents, all sums payable by Borrower hereunder shall be paid without notice or demand, counterclaim, set-off, deduction or defense and without abatement, suspension, deferment, diminution or reduction, and the obligations and liabilities of Borrower hereunder shall in no way be released, discharged, or otherwise affected (except as expressly provided herein) by reason of: (a) any bankruptcy proceeding relating to Borrower or any action taken with respect to this Agreement or any other Loan Document by any trustee or receiver of Borrower or by any court, in any such proceeding;

(b) any claim which Borrower has or might have against Lender; (c) any default or failure on the part of Lender to perform or comply with any of the terms hereof or of any other agreement with Borrower; or (d) any other occurrence whatsoever, whether similar or dissimilar to the foregoing, whether or not Borrower shall have notice or knowledge of any of the foregoing.

6.23 Loan, Participations. Subject to the provisions of this Section 6.23, nothing contained in this Agreement shall be construed as preventing Lender, at any time after the date hereof, from selling, pledging, assigning or transferring the Note so long as the Mortgage Lender has consented thereto, and in connection with any such sale, pledge, assignment or transfer from assigning this Agreement to the purchaser of the Note; provided that as a condition precedent to any such transfer, the assignee shall be required to execute a joinder to the existing Intercreditor Agreement among Borrower’s existing lenders. Notwithstanding the foregoing, the Note is issued as a fully registered instrument and will be registered to the Lender on the books of Borrower (within the meaning of Treasury Regulation Section 1.871-14(c)(1)(i)(A)). The Borrower as registrar of the Note shall treat the Lender as the absolute owner thereof (unless the Borrower has been given notice of the transfer of the Note, in accordance with the provisions of the following sentence) for all purposes, including the right to receive payments of principal of, and interest on, the Note. The right to receive the principal of, and interest on, the Note may be transferred only upon the delivery to the Borrower of written notice of such transfer, duly executed by the registered owner of the Note (or its attorney-in-fact or legal representative) containing information sufficient to enable the Borrower to identify each owner of an interest in the Note, and the surrender of the existing instrument and the reissuance by Borrower to the new holder of such instrument or a replacement instrument. Each successor holder shall acknowledge that in order to obtain the benefit of the “portfolio interest exemption,” such holder shall provide the necessary withholding certificates (i.e., form W-8). Each permitted transfer of ownership of an interest in the Note shall be reflected by an entry on the books of the Borrower after receipt of such notice of transfer. Upon any such sale, pledge, assignment or transfer of the Note and upon assignment of this Agreement to the purchaser of the Note, Lender shall be released and discharged from any liability or responsibility with respect to the Loan Documents and references to “Lender” in this Agreement shall, with respect to any matters thereafter occurring, be deemed to be references to the purchaser of the Note.

6.24 Subordination. Borrower and Lender hereby acknowledge and agree that the Loan made pursuant to this Loan Agreement shall at all times be subordinate to the Mortgage Loan(s).

6.25 Mortgage Loan Defaults. Without limiting the generality of the other provisions of this Agreement, and without waiving or releasing Borrower from any of its obligations hereunder, if there shall occur any Event of Default under the Mortgage Loan Documents (without regard to any other defenses or offset rights Borrower may have against Mortgage Lender), Borrower hereby expressly agrees that Lender shall have the immediate right, without notice to or demand on Borrower, but shall be under no obligation: (i) to pay all or any part of the Mortgage Loan, and any other sums, that are then due and payable and to perform any act or take any action on behalf of Borrower, as may be appropriate, to cause all of the terms, covenants and conditions of the Mortgage Loan Documents on the part of Borrower to be performed or observed thereunder to be promptly performed or observed; and (ii) to pay any other amounts and take any other action as Lender, in its sole and absolute discretion, shall deem advisable to protect or preserve the rights and interests of Lender in the Loan. Lender shall have no obligation to complete any cure or attempted cure undertaken or commenced by Lender. All sums so paid and the third party costs and expenses actually incurred by Lender in exercising rights under this Section (including, without limitation, reasonable attorneys’ and other professional fees), with interest at the Default Rate, for the period from the date of demand by Lender to Borrower for such payments to the date of payment to Lender, shall constitute a portion of the Debt and shall be due and payable to Lender within two (2) Business Days following demand therefor. In the event that Lender makes any payment in respect of the Mortgage Loan, Lender shall be subrogated to all of the rights of Mortgage Lender under the Mortgage Loan Documents against the Property and Borrower, in addition to all other rights Lender may have under the Loan Documents or applicable law.

6.26 Independent Approval Rights. If any action, proposed action or other decision is consented to or approved by Mortgage Lender, such consent or approval shall not be binding or controlling on Lender. Borrower hereby acknowledges and agrees that (a) the risks of Mortgage Lender in making the Mortgage Loan are different from the risks of Lender in making the Loan, (b) in determining whether to grant, deny, withhold or condition any requested consent or approval Mortgage Lender and Lender may reasonably reach different conclusions, and (c) Lender has an absolute independent right to grant, deny, withhold or condition any requested consent or approval based on its own point of view in accordance with the terms hereof.

6.27 Reinstatement. This Agreement and each other Loan Document shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Debt or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by Borrower, whether as a “voidable preference”, “fraudulent conveyance”, or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Debt shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

6.28 Waivers. Borrower hereby expressly and unconditionally waives presentment, demand, protest, notice of protest or notice of any kind, including, without limitation, any notice of intention to accelerate and notice of acceleration, except as expressly provided herein, and in connection with any suit, action or proceeding brought by Lender on any Loan Document, any and every right it may have to (a) a trial by jury, (b) interpose any counterclaim therein (other than a counterclaim which can only be asserted in the suit, action or proceeding brought by Lender on any Loan Document and cannot be maintained in a separate action) and (c) have the same consolidated with any other or separate suit, action or proceeding.

7. EXCULPATION

7.1 Exculpation. Notwithstanding anything herein or in any other Loan Document to the contrary: (i) the Debt shall be payable by Borrower solely from available net cash flow of Borrower (determined as the cash flow that would otherwise be available for distribution to the partners of the Borrower under Section 14 of the Partnership Agreement); (ii) except as so limited, the Debt shall be fully recourse against Borrower; and (iii) Lender shall not enforce the liability and obligation of Borrower herein against any of Borrower’s general and/or limited partners including, without limitation, for purposes of recovering any Loan repayments previously made to such partners. In the event of any inconsistency between the terms of the Loan Documents and the terms of the Partnership Agreement with respect to the Debt and the timing and amounts of the repayment thereof, the terms of the Partnership Agreement shall prevail except with respect to the Maturity Date and Interest Rate, as such terms are defined in the Note.

* * * * *

IN WITNESS WHEREOF, Borrower and Lender have duly executed this Agreement the day and year first above written.

BORROWER:

MM PEACHTREE HOLDINGS, LP, a Delaware limited partnership

By:	CARTER/VALIDUS OPERATING PARTNERSHIP, LP, a Delaware limited partnership, as General Partner

	By:	CARTER VALIDUS MISSION CRITICAL REIT, INC., a Maryland corporation, as General Partner

		By:	/s/ Todd M. Sakow
		Name:	Todd M. Sakow
		Title:	Chief Financial Officer
		Date:	12/6/11

LENDER:

CARTER/VALIDUS OPERATING PARTNERSHIP, LP, a Delaware limited partnership, as General Partner
By:	CARTER VALIDUS MISSION CRITICAL REIT, INC., a Maryland corporation, as General Partner
	By:	/s/ Todd M. Sakow
	Name:	Todd M. Sakow
	Title:	Chief Financial Officer
	Date:	12/6/11

EXHIBIT A

CERTAIN DEFINED TERMS

“Affiliate” of any specified Person shall mean any other Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such specified Person.

“Agreement” shall have the meaning set forth in the recitals hereto.

“Borrower” shall mean Borrower named herein and its successors and assigns.

“Business Day” shall mean any day other than (a) a Saturday or Sunday, or (b) a day on which banking and savings and loan institutions in the State of New York are authorized or obligated by law or executive order to be closed.

“Closing Date” shall mean the date of the Note.

“Code” shall mean the Internal Revenue Code of 1986, as amended and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto.

“Contractual Obligation” shall mean, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of the property owned by it is bound.

“Control” means, when used with respect to any specific Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person whether through ownership of voting securities, beneficial interests, by contract or otherwise. The definition is to be construed to apply equally to variations of the word “Control” including “Controlled,” “Controlling” or “Controlled by.”

“Debt” shall have the meaning set forth in the recitals hereto.

“Default” shall mean any Event of Default or event which would constitute an Event of Default if all requirements in connection therewith for the giving of notice, the lapse of time, and the happening of any further condition, event or act, had been satisfied.

“Default Rate” shall mean the lesser of (a) the highest rate allowable at law and (b) five percent (5%) above the interest rate set forth in the Note.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and, as of the relevant date, any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

“ERISA Affiliate” shall mean any corporation or trade or business that is a member of any group of organizations (a) described in Section 414(b) or (c) of the Code of which Borrower is a member and (b) solely for purposes of potential liability under Section

302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which Borrower is a member.

“Event of Default” shall have the meaning set forth in Section 3.01.

“Fiscal Year” shall mean the twelve (12) month period commencing on January 1 and ending on December 31 during each year of the term of this Agreement, or such other fiscal year of Borrower as Borrower may select from time to time.

“Governmental Authority” shall mean, with respect to any Person, any federal or State government or other political subdivision thereof and any entity, including any regulatory or administrative authority or court, exercising executive, legislative, judicial, regulatory or administrative or quasi-administrative functions of or pertaining to government, and any arbitration board or tribunal, in each case having jurisdiction over such applicable Person or such Person’s property and any stock exchange on which shares of capital stock of such Person are listed or admitted for trading.

“Interest Accrual Period” shall mean, for the initial Interest Accrual Period, the period commencing on the Closing Date through and including March 31, 2012, and, thereafter, each quarterly period ending on the last day of each successive calendar quarter after March 31, 2012.

“Interest Shortfall” shall mean any shortfall in the amount of interest required to be paid with respect to the Loan on any Payment Date.

“Late Charge” shall have the meaning set forth in Section 3.8 hereof.

“Legal Requirement” shall mean as to any Person, the certificate of incorporation, by-laws, certificate of limited partnership, agreement of limited partnership or other organizational or governing documents of such Person, and any law, statute, order, ordinance, judgment, decree, injunction, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority and all covenants, agreements, restrictions and encumbrances contained in any instruments, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Lender” shall mean Lender named herein and its successors and assigns.

“Loan” shall have the meaning set forth in the recitals hereto.

“Loan Documents” shall have the meaning set forth in the recitals hereto.

“Material Adverse Effect” shall mean any event or condition that has a material adverse effect on (a) the Property, (b) the business, prospects, profits, management, operations or condition (financial or otherwise) of Borrower, (c) the enforceability or validity, of any Loan Document or (d) the ability of Borrower to perform any obligations under any Loan Document.

“Maturity” shall mean the Maturity Date set forth in the Note or such other date pursuant to the Loan Documents on which the final payment of principal, and premium, if any, on the Note becomes due and payable as therein or herein provided, whether at stated maturity or by declaration of acceleration, or otherwise.

“Maturity Date” shall have the meaning set forth in the Note.

“Mortgage Lender” shall have the meaning set forth in the recitals hereto.

“Mortgage Loan” shall have the meaning set forth in the recitals hereto.

“Mortgage Loan Documents” shall mean all documents executed and delivered in connection with the making of the Mortgage Loan.

“Multiemployer Plan” shall mean a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been, or were required to have been, made by Borrower, Guarantor or any ERISA Affiliate and which is covered by Title IV of ERISA.

“Note” shall have the meaning set forth in the recitals hereto.

“OFAC List” means the list of specially designated nationals and blocked persons subject to financial sanctions that is maintained by the U.S. Treasury Department, Office of Foreign Assets Control and accessible through the internet website www.treas.gov/ofac/t11sdn.pdf.

“Officer’s Certificate” shall mean a certificate delivered to Lender by Borrower which is signed on behalf of Borrower by an authorized representative of Borrower which states that the items set forth in such certificate are true, accurate and complete in all respects.

“Partnership Agreement” shall mean the Limited Partnership Agreement of Borrower dated as of November 30, 2011, as same may be amended from time to time.

“Payment Date” shall mean during the term of the Loan, a date on or before December 31 with respect to the Interest Accrual Period ending December 31, and for each other Interest Accrual Period, the date that is on or before the last day of the next Interest Accrual Period or, if any such day is not a Business Day, the immediately succeeding Business Day.

“PBGC” shall mean the Pension Benefit Guaranty Corporation established under ERISA, or any successor thereto.

“Person” shall mean any individual, corporation, limited liability company, partnership, joint venture, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

“Plan” shall mean an employee benefit or other plan established or maintained by Borrower or any ERISA Affiliate during the five-year period ended prior to the date of this Agreement or to which Borrower or any ERISA Affiliate makes, is obligated to make or has, within the five year period ended prior to the date of this Agreement, been required to make contributions (whether or not covered by Title IV of ERISA or Section 302 of ERISA or Section 401(a) or 412 of the Code), other than a Multiemployer Plan.

“Principal Amount” shall mean the Loan Amount as such amount may be adjusted from time to time pursuant to the terms of this Agreement, the Note or the other Loan Documents.

“Prohibited Person” means any Person identified on the OFAC List or any other Person with whom a U.S. Person may not conduct business or transactions by prohibition of Federal law or Executive Order of the President of the United States of America.

“Solvent” shall mean, as to any Person, that (a) the sum of the assets of such Person, at a fair valuation, exceeds its liabilities, including contingent liabilities, (b) such Person has sufficient capital with which to conduct its business as presently conducted and as proposed to be conducted and (c) such Person has not incurred debts, and does not intend to incur debts, beyond its ability to pay such debts as they mature. For purposes of this definition, “debt” means any liability on a claim, and “claim” means (a) a right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, or (b) a right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured. With respect to any such contingent liabilities, such liabilities shall be computed in accordance with IFRS at the amount which, in light of all the facts and circumstances existing at the time, represents the amount which can reasonably be expected to become an actual or matured liability.

“Surplus Cash” shall mean, with respect to any period, the cash of Borrower that is then available for distribution to its partners in accordance with the provisions of Section 14 of the Partnership Agreement, which shall, at all times, be subsequent to paying, or setting aside funds for paying, the following: (i) all principal and interest payments and other sums due or currently required to be paid under the Mortgage Loan Documents (including but not limited to any Imposition Deposits as defined in the Mortgage Loan Documents), (ii) all deposits to any replacement reserve, completion/repair reserve, or other reserve or escrow required by the Mortgage Loan Documents that are due or currently payable and (iii) all fees due or currently payable by Borrower in connection with the Property.

“Welfare Plan” shall mean an employee welfare benefit plan as defined in Section 3(1) of ERISA established or maintained by Borrower or any ERISA Affiliate or that covers any current or former employee of Borrower or any ERISA Affiliate.